Exhibit 99.1



                                                               AMERICAN
                                                            ECO CORPORATION


          NEWS RELEASE
          AMERICAN ECO CORPORATION, 11011 Jones Road, Houston, Texas 77070 FOR IMMEDIATE RELEASE
          ---------------------


                         AMERICAN ECO ARRANGES $30.0 MILLION
                        REVOLVING CREDIT LINE WITH GE CAPITAL


          HOUSTON, May 18, 1999 - AMERICAN ECO CORPORATION (NASDAQ:ECGO, TSE:ECX) announced that it has arranged a USD$30.0 million revolving credit facility with GE Capital Corporation for financing Accounts Receivables of its subsidiary companies. American Eco currently carries outstanding receivables that average USD$50.0 million.

          American Eco's PRESIDENT & CEO, MICHAEL E. MCGINNIS, stated, "American Eco is pleased to have the opportunity to work with GE Capital which is familiar with the operations of companies serving the industrial outsourcing market. This new credit facility provides more flexibility in expanding services to our existing customers in Canada and the United States".

          AMERICAN ECO is a leading consolidator of outsourcing services to the energy, pulp & paper, power generation and construction management services.

          Except for the historical information in this News Release, the News Release includes forward looking statements that involve risks and uncertainties including, but not limited to quarterly fluctuations in results, the management of growth, competition and other risks. Actual results may differ materially from such information set forth herein.


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          For additional information, contact:
          Michael E. McGinnis
          President & CEO
          Houston, Texas
          (281) 774-7000
          www.americaneco.com
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